Exhibit 32.1
CERTIFICATION OF THE PRINCIPAL EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Nextracker Inc. (the “Company”) on Form 10-Q for the period ended September 27, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Daniel Shugar, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.
Dated: November 1, 2024

/s/ Daniel Shugar
Daniel Shugar
Chief Executive Officer
(Principal Executive Officer)